EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2018 First Quarter

Revenue Up 115%; GAAP Operating Income $1.5 million; Non-GAAP Adj. EBITDA $3.3 Million

Naperville, IL, February 14, 2018 /Accesswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced results for the first quarter ended December 31, 2017.

2018 First Quarter Highlights

•	Revenue for the fiscal 2018 first quarter was approximately $45.2 million up approximately 115% over the first quarter of fiscal 2017 amount of approximately $21.0 million. Contract staffing services contributed approximately $39.4 million or approximately 87.2% of revenue and direct placement services contributed approximately $5.8 million or approximately 12.8% of revenue. This compares to contract staffing services of approximately $19.9 million or approximately 94.5% of revenue and direct placement services of approximately $1.1 million or approximately 5.5% of revenue respectively for the same quarter of fiscal 2017. Revenue from the combined professional contract and professional direct placement services which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties was approximately $39.4 million and represents approximately 87.0% of total revenue for the 2018 fiscal first quarter compared to approximately $15.0 million or approximately 71.5% of total revenue for first quarter of fiscal 2017. The revenue mix shift is due to the execution of the Company’s strategic plan to focus on the higher margin and more profitable professional staffing and solutions services sectors through organic growth and acquisitions.

•	Overall gross margin for the fiscal first quarter ended December 31, 2017 (including direct placement services) was approximately 34.9% compared to approximately 25.9% for the fiscal first quarter ended December 31, 2016. The change in the overall gross margin was primarily due an overall increase in the amount of higher margin contract staffing revenue and the change in the revenue mix for the 2018 fiscal first quarter vs. the 2017 prior year fiscal first quarter and greater direct placement revenue (which is recorded at 100% gross margin) for the prior year fiscal first quarter. Professional contract staffing services gross margin (excluding direct placement services) for the 2018 fiscal first quarter was approximately 27.0% compared to approximately 23.9% for the 2017 fiscal first quarter. The change in professional contract staffing services gross margin was primarily due to specialty revenue mix change and gross margin differential from revenue contributed by acquisitions. Industrial contract services gross margin for the 2018 fiscal first quarter was approximately 15.6% compared to approximately 16.4% for the 2017 fiscal first quarter. The decrease in industrial contract services gross margin primarily resulted from the benefit of rebates recognized in the prior year fiscal first quarter from a new worker’s compensation program.

1

•	Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2018 fiscal first quarter was approximately 28.2% compared to approximately 21.4% of revenue for the 2017 fiscal first quarter; an increase of approximately 6.8 percentage points. The increase primarily resulted from the inclusion of SG&A from SNI Companies (“SNI”) following the acquisition. SNI’s higher gross margin business which includes a greater percentage of direct hire business carries with it sales commissions and other costs which are included in SG&A. GEE Group’s total SG&A of approximately $12.8 million for the 2018 fiscal first quarter was down approximately $1.8 million compared sequentially to the 2017 fiscal fourth quarter amount of approximately $14.6 million which was approximately 32% of revenue for that period due to the Company’s efforts to streamline operations and recognize economies of scale.

•	GAAP income from operations for the 2018 fiscal first quarter was approximately $1.5 million compared to GAAP income from operations of approximately $477,000 for the comparable 2017 fiscal first quarter.

•	GAAP net loss for the 2018 fiscal first quarter was approximately $1.8 million compared to GAAP net income of approximately $51,000 for the comparable 2017 fiscal first quarter.

•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses and acquisition, merger, integration and restructuring expenses, loss on asset disposal and change in contingent consideration (adjusted EBITDA, a non-GAAP financial measure) for the 2018 fiscal first quarter ended December 31, 2017 was approximately $3.3 million vs. approximately $1.1 million for the comparable prior year fiscal first quarter and up sequentially from $2.4 million in adjusted EBITDA for the 2017 fiscal fourth quarter ended September 30, 2017. (see non-GAAP adjusted EBITDA reconciliations to GAAP net income (net loss) attached to this press release).

•	Additional GAAP Financial Information regarding interest expense and accrued interest payable provided from the GAAP Financial Statements and footnotes and other information included in Form 10Q filed with the SEC for the fiscal first quarter ended December 31, 2017 is as follows: GAAP total interest expense on the “Condensed Consolidated Statements of Operations” of approximately $3.3 million includes noncash interest payable in stock of approximately $403,000 which is related to the convertible subordinated debt issued to certain sellers as consideration in connection with the SNI acquisition (approximately $298,000) and Jax Legacy- Investment I financing (approximately $105,000); noncash debt amortization costs of approximately $192,000 and approximately $364,000 additional interest/fees related to debt covenant revisions. GAAP accrued interest payable on the “Condensed Consolidated Balance Sheets” of approximately $2.0 million includes approximately $1.0 million payable in the Company’s common stock (approximately $895,000 payable to the SNI convertible subordinated debt holders and approximately $105,000 payable to the Jax Legacy-Investment I subordinated note holders).

2

The aforementioned 2018 Fiscal First Quarter Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC for the fiscal years ended in 2015, 2016, and 2017; and, the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, substitutes or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

2018 First Quarter Financial Results: Discussion

The Company reported consolidated revenue of approximately $45.2 million for the fiscal first quarter ended December 31, 2017 up approximately $24.2 million and approximately 115% as compared to revenue of approximately $21.0 million for the fiscal first quarter ended December 31, 2016. Total revenue for the 2018 fiscal first quarter was impacted to some extent by holidays, fewer billing days in the quarter and severe winter weather in some markets. Contract staffing services contributed approximately $39.4 million or approximately 87.2% of consolidated revenue and direct placement services contributed approximately $5.8 million or approximately 12.8% of consolidated revenue for the 2018 fiscal first quarter versus approximately $19.9 million or approximately 94.5% of consolidated revenue and approximately $1.1 million or approximately 5.5% of consolidated revenue respectively for the 2017 fiscal first quarter. The increase in contract staffing services revenue of approximately $19.6 million for the 2018 fiscal first quarter over the comparable prior year fiscal first quarter was primarily due to an increase of approximately $19.7 million in professional contract staffing services revenue including significant contribution from the SNI acquisition. The professional contract services revenue for the quarter includes staffing and solutions in the information technology, engineering, healthcare and finance and accounting specialties. GEE Group’s strategic plan contemplates both internal and acquisition growth in the aforementioned higher margin and more profitable professional services sectors of staffing which represents approximately 87.0% of total revenue for the 2018 fiscal first quarter compared to approximately 71.5% of total revenue for the 2017 fiscal first quarter. Industrial contract services revenue for the 2018 fiscal first quarter was approximately $6 million essentially unchanged from the approximate amount recorded in the 2017 fiscal first quarter. The Company’s focus on improved profitability from new and existing accounts and the movement away from lower margin and less profitable staffing customers resulted in the industrial services revenue for the 2018 fiscal first quarter remaining virtually unchanged compared to the prior year fiscal first quarter.

GEE Group’s overall staffing services gross profit margin including direct placement services (recorded at 100% gross margin) for the 2018 fiscal first quarter was approximately 34.9% versus approximately 25.9% for the comparable 2017 prior year fiscal first quarter. The change in the overall gross margin from the comparable prior year fiscal first quarter was due to several factors including an increase in professional contract staffing and change in revenue mix for the 2018 fiscal first quarter and greater direct placement revenue for the 2018 fiscal first quarter. In the professional contract staffing services segment, the gross margin (excluding direct placement services) was approximately 27.0% for the 2018 fiscal first quarter compared to approximately 23.9% for the 2017 fiscal first quarter. The improvement in professional contract staffing services gross margin was primarily due to revenue mix composition (information technology, engineering, healthcare and finance and accounting) and gross margin differential from revenue contributed by the SNI acquisition. The Company’s industrial staffing services gross margin for the 2018 fiscal first quarter was approximately 15.6% versus approximately 16.4% for the 2017 fiscal first quarter. The difference in industrial services gross margin in the 2018 fiscal first quarter when compared to the 2017 fiscal first quarter was primarily attributable to a rebate benefit recognized in the prior year first quarter arising from a new worker’s compensation program.

3

The Company’s selling, general and administrative expenses (SG&A) for the fiscal first quarter ended December 31, 2017 increased as a percentage of revenue and was approximately 28.2% compared to approximately 21.4% of revenue for the fiscal first quarter ended December 31, 2016. The increase of approximately $8.3 million in SG&A in the 2018 fiscal first quarter over the comparable prior year fiscal first quarter is primarily attributable to the inclusion of SG&A from SNI (acquired 4/3/17). The acquisition contributed a greater percentage of direct hire revenue and higher gross margin business which carries greater personnel and sales commission costs which are included in the consolidated Company’s SG&A. GEE Group’s total SG&A of approximately $12.8 million for the 2018 fiscal first quarter was down approximately $1.8 million when compared sequentially to the 2017 fiscal fourth quarter amount of approximately $14.6 million, which was approximately 32% of revenue, due to the Company’s continued efforts to obtain operational efficiencies, maximize productivity and realize economies of scale.

GEE Group recorded GAAP income from operations of approximately $1.5 million for the fiscal first quarter ended December 31, 2017 compared to GAAP income from operations of approximately $477,000 for the fiscal first quarter ended December 31, 2016. GAAP net loss for the fiscal first quarter ended December 31, 2017 was approximately $1.8 million compared to GAAP net income for the fiscal first quarter ended December 31, 2016 of approximately $51,000.

The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses and acquisition, integration, and restructuring expenses, loss on asset disposal and change in contingent consideration (adjusted EBITDA, a non-GAAP financial measure) was approximately $3.3 million for the fiscal first quarter ended December 31, 2017 compared to approximately $1.1 million for the fiscal first quarter ended December 31, 2016 and up sequentially by approximately $900,000 from the adjusted EBITDA of approximately $2.4 million recorded in the fiscal fourth quarter ended September 30, 2017. (See non-GAAP adjusted EBITDA reconciliations to GAAP net income (net loss) attached to this press release).

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) are provided in schedules that are a part of this press release.

4

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are pleased with the overall improvement in GEE’s profitability for the fiscal first quarter ended December 31, 2017. Our dedicated and hard working employees have made concerted efforts to improve their productivity while providing outstanding service to our customers. We will continue to selectively add sales and delivery talent in addition to beefing up our recruiting capabilities to help us continue to gain market share and to help us increase organic revenue growth and profitability for the remainder of this fiscal year. In addition, we will continue to evaluate and make strategic acquisitions that are complimentary to our business and will be accretive to earnings plus add extensively to our service delivery network.”

Mr. Dewan added, “The Company continues to benefit from a tight labor market with a continued low unemployment rate for IT, accounting, finance, engineering and other highly skilled professional workers. Also, the trend toward increased use of the flexible on demand work force in corporate America coupled with the anticipated accelerated growth in U.S. GDP creates a favorable backdrop and macro environment for our business and the staffing industry.”

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs, change in contingent consideration and loss on disposal of assets. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA are attached hereto.

5

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

First Quarter Ended December 31,

(In thousands)
	2017	2016
Net income (net loss), GAAP	$(1,791)	$51
Interest expense, net	3,294	360
Taxes (benefit)	(28)	66
Depreciation expense	97	79
Amortization expense	1,396	369
Stock compensation & stock option expense	293	194
Acquisition, integration & restructuring	40	23
Gain on asset disposal	3	-
Non-GAAP adjusted EBITDA	$3,304	$1,142

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Fourth Quarter Ended September 30,

(In thousands)
	2017	2016
Net income (net loss) GAAP	$3,726	$1,033
Interest expense, net	2,865	450
Taxes (benefit)	(6,350)	1
Depreciation and amortization	1,317	435
Stock compensation & stock option expense	262	199
Acquisition, integration & restructuring	619	105
Change in contingent consideration	-	(1,000)
Non-GAAP adjusted EBITDA	$2,439	$1,223

6

GEE GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Thousands)

	December 31,	September 30,
	2017	2017

ASSETS
CURRENT ASSETS:
Cash	$3,480	$2,785
Accounts receivable, less allowances (December - $1,659 and September - $1,712)	22,669	23,178
Other current assets	1,399	3,014
Total current assets	27,548	28,977
Property and equipment, net	945	914
Other long-term assets	282	282
Goodwill	76,593	76,593
Intangible assets, net	33,653	35,049
TOTAL ASSETS	$139,021	$141,815
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Revolving credit facility	$10,000	$7,904
Acquisition deposit for working capital guarantee	1,500	1,500
Accrued interest	1,995	2,175
Accounts payable	2,073	3,243
Accrued compensation	6,127	7,394
Other current liabilities	223	515
Short-term portion of subordinated debt	1,013	1,225
Short-term portion of term-note, net of discount	3,987	3,433
Total current liabilities	26,918	27,389
Deferred rent	120	334
Deferred taxes	930	958
Term-loan, net of debt discounts	40,844	42,018
Subordinated debt	1,000	1,000
Subordinated convertible debt	16,685	16,685
Other long-term liabilities	31	35
Total long-term liabilities	59,610	61,030

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - 5,926
Preferred series A stock - 160 authorized; issued and outstanding - none	-	-
Preferred series B stock - 5,950 authorized; issued and outstanding - 5,926
Liquidation value of the preferred series B stock is approximately $28,800	29,333	29,333
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 10,015
shares at December 31, 2017 and 9,879 shares at September 30, 2017, respectively	-	-
Additional paid in capital	40,405	39,517
Accumulated deficit	(17,245)	(15,454)
Total shareholders' equity	23,160	24,063
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$139,021	$141,815

7

GEE GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2017	2016

NET REVENUES:
Contract staffing services	$39,461	$19,856
Direct hire placement services	5,771	1,150
NET REVENUES	45,232	21,006

Cost of contract services	29,458	15,563
GROSS PROFIT	15,774	5,443

Selling, general and administrative expenses	12,766	4,495
Acquisition, integration and restructuring expenses	40	23
Depreciation expense	97	79
Amortization of intangible assets	1,396	369
INCOME FROM OPERATIONS	1,475	477
Interest expense	(3,294)	(360)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(1,819)	117
Provision for income tax	28	(66)
NET INCOME (LOSS)	$(1,791)	$51
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,791)	$51

BASIC INCOME (LOSS) PER SHARE	$(0.18)	$0.01
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC	9,905	9,379
DILUTED INCOME (LOSS) PER SHARE	$(0.18)	$0.01
WEIGHTED AVERAGE NUMBER OF SHARES - DILUTED	9,905	9,925

8

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

9